As filed with the Securities and Exchange Commission on August 7, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADDUS HOMECARE CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	20-5340172
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2401 South Plum Grove Road Palatine, Illinois	60067
(Address of Principal Executive Offices)	(Zip Code)

Addus HomeCare Corporation 2009 Stock Incentive Plan

(Full title of the plan)

Mark S. Heaney

President and Chief Executive Officer

Addus HomeCare Corporation

2401 South Plum Grove Road

Palatine, Illinois 60067

(Name and address of agent for service)

(847) 303-5300

(Telephone number, including area code, of agent for service)

copy to:

Dominick DeChiara, Esq.

Jennifer C. Kurtis, Esq.

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166-4193

(212) 294-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share, under the 2009 Stock Incentive Plan	750,000 shares	$19.13	$14,347,500	$1,957.00

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of common stock, par value $0.001 per share, which may be issued pursuant to the Addus HomeCare Corporation 2009 Stock Incentive Plan to prevent dilution from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Market on July 31, 2013.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 is being filed in order to register an additional 750,000 shares of the capital stock of Addus HomeCare Corporation, a Delaware corporation (the “Registrant”), par value $0.001 per share, which are securities of the same class and relate to the same employee benefit plan, the Addus HomeCare Corporation 2009 Stock Incentive Plan, as amended and restated (the “Plan”), as those shares registered by the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on January 20, 2010 (Registration No. 333-164413), which is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 28, 2013;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013, filed with the Commission on May 9, 2013 and August 1, 2013, respectively;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 7, 2013, March 6, 2013, March 13, 2013, April 30, 2013, June 24, 2013 and July 1, 2013; and

(d) The description of the Registrant’s common stock, par value $0.001 per share, contained in its Registration Statement on Form 8-A filed with the Commission on October 23, 2009 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or any report filed for the purpose of updating such description;

other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including any exhibits included with such information), are not deemed filed with the Commission, which are not regarded to be incorporated herein by reference.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission, including any exhibits included with such information, will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Addus HomeCare Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009 filed with the Commission on November 20, 2009).

3.2	Amended and Restated Bylaws of Addus HomeCare Corporation, as amended by the First Amendment to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013 filed with the Commission on May 9, 2013).

3.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on October 2, 2009).

4.1	Addus HomeCare Corporation Amended and Restated 2009 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 24, 2013).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palatine, State of Illinois on this 7th day of August, 2013.

ADDUS HOMECARE CORPORATION

By:	/s/ Mark S. Heaney
Mark S. Heaney
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Mark S. Heaney and Dennis B. Meulemans as his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Heaney	President, Chief Executive Officer and Chairman of the	August 7, 2013
Mark S. Heaney	Board (principal executive officer)

/s/ Dennis B. Meulemans	Chief Financial Officer and Secretary (principal	August 7, 2013
Dennis B. Meulemans	financial and accounting officer)

/s/ R. Dirk Allison	Director	August 7, 2013
R. Dirk Allison

/s/ Simon A. Bachleda	Director	August 7, 2013
Simon A. Bachleda

/s/ Mark L. First	Director	August 7, 2013
Mark L. First

/s/ Steven I. Geringer	Director	August 7, 2013
Steven I. Geringer

/s/ W. Andrew Wright, III	Director	August 7, 2013
W. Andrew Wright, III

INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation of Addus HomeCare Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009 filed with the Commission on November 20, 2009).

3.2	Amended and Restated Bylaws of Addus HomeCare Corporation, as amended by the First Amendment to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013 filed with the Commission on May 9, 2013).

3.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on October 2, 2009).

4.1	Addus HomeCare Corporation Amended and Restated 2009 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 24, 2013).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).